EXHIBIT 10.03

                             FORGIVABLE PROMISSORY NOTE


$25,000.00                                             Canton, Massachusetts
                                                       November 24, 1997



         FOR VALUE RECEIVED, the undersigned, JAMES D. LEE ("Payor"), promises to pay to the order of J. Baker, Inc., a Massachusetts corporation, at 555
Turnpike Street, Canton, Massachusetts 02021 ("Lender"), the principal sum of Twenty Five Thousand Dollars ($25,000.00), or so much thereof as may be outstanding all upon the terms and provisions herein ("Principal Amount").

If Payor remains employed by Lender, or by any company directly or indirectly controlled by Lender through the following dates, the outstanding Principal Amount of this Note shall automatically be reduced to the amount indicated:

         Date                                                                       Outstanding Principal Amount

         Prior to 1st year anniversary from July 1, 1997                                    Full Amount of Loan
         1st year anniversary from July 1, 1997                                                 $20,000.00
         2nd year anniversary from July 1, 1997                                                 $15,000.00
         3rd year anniversary from July 1, 1997                                                 $10,000.00
         4th year anniversary from July 1, 1997                                                 $ 5,000.00
         5th year anniversary from July 1, 1997                                                 $     0.00


If Payor remains employed by Lender through July 1, 2002, this Note shall automatically be canceled and no amount shall be due hereunder.

If at any time prior to July 1, 2002, Payor is no longer employed by Lender for any reason whatsoever (including, without limitation, resignation, termination, layoff, death, disability or wrongful discharge), the outstanding Principal Amount of this Note shall be immediately due and payable on the last day of Payor's employment. Notwithstanding the foregoing, in the specific instance where Lender eliminates Payor's position with Lender and does not reassign Payor into another position with Lender, this Note will be forgiven and does not have to be repaid. All payments due Lender pursuant to this Note shall be made by certified check to Lender. At such time as Payor is no longer employed by Lender, interest on the outstanding Principal Amount shall accrue and be payable on the last day of each month, in arrears, at an interest rate per annum of nine percent (9%). Interest will be computed on the basis of a 360-day year, compounded monthly.

Nothing contained herein shall be construed as creating an employment contract and Payor's employment with Lender and Lender's employment of Payor shall be at-will and terminable at any time by either Lender or Payor, with or without cause.


For as long as Payor remains employed by Lender, this Note shall not bear any interest. However, IRS regulations require, with respect to non-interest bearing loans (or below market loans) in excess of $10,000.00 between an employer and an employee, that the amount of foregone interest (that is, interest which has not been charged by the lender) be treated as taxable compensation income to the Payor.


Payor shall be responsible for any federal, state or local taxes which may be payable as a result of the forgiveness of the loan whereas this forgiveness shall be considered taxable income. Payor should seek the advice of his or her own tax advisor as to the tax consequences of this loan.

Lender is hereby authorized at any tine and from time to time to set off and apply any and all indebtedness owing by Lender to Payor (including unpaid wages and earned but unpaid vacation pay) and other assets or properties of Payor at any time held in the possession, custody or control of Lender against any and all of the outstanding Principal Amount and interest due under this Note. Without limiting the foregoing, Payor hereby grants to Lender a continuing security interest in and to all such indebtedness, assets and properties in the possession of Lender.

Payor hereby waives presentment, demand for payment, protest and notice of protest, and any or all other notices or demands in connection with the delivery, acceptance and performance of this Note. No waiver of or modification to this Note or any part hereof shall be effective unless contained in writing, signed by the party against whom enforcement is sought. No delay or omission of Lender in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

This Note shall inure to the benefit of Lender and its successors and assigns. This Note shall be binding upon Payor and its successors.

This Note shall be deemed to be under seal and shall be governed and construed according to the laws of the Commonwealth of Massachusetts without reference to the principles of conflict of law thereof.

                                                 /s/ James D.Lee
                                                 [ Employee Name ]

                                                ------------------------------

                                                ------------------------------
                                                [ Employee Address ]

/s/Alan I. Weinstein
Authorized Corporate Signature

November 24, 1997
Date